Exhibit 10.1
STOCK REDEMPTION AGREEMENT
     This STOCK REDEMPTION AGREEMENT (“Agreement”) is made and entered into as of the 19th day of February, 2008 (“Effective Date”), by and between CROWN CRAFTS, INC., a Delaware corporation (“Company”), and E. RANDALL CHESTNUT, an individual Stockholder of the Company (“Stockholder”).
R E C I T A L S
     WHEREAS, Stockholder is the Company’s Chairman, President and Chief Executive Officer;
     WHEREAS, Stockholder has terminated that certain Rule 10b5-1 Trading Plan (the “Trading Plan”) previously adopted by Stockholder pursuant to which Stockholder has heretofore sold certain shares of the Company’s common stock held by Stockholder; and
     WHEREAS, Stockholder desires to sell, and the Company agrees to purchase and redeem, all of the 141,520 shares of the Company’s common stock formerly subject to the Trading Plan not previously sold (the “Shares”) upon the terms and subject to the conditions set forth in this Agreement.
     NOW, THEREFORE, in consideration of the promises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereto hereby agree as follows:
     1. Sale and Delivery. Stockholder hereby sells, conveys, transfers, delivers and assigns to the Company and the Company hereby purchases and redeems and accepts from Stockholder, free and clear of all liens, encumbrances and claims of any party, the Shares in exchange for payment by the Company to Stockholder of Three Dollars and 65/100 ($3.65) per Share, for the aggregate sum of Five Hundred Sixteen Thousand Five Hundred Forty-Eight and 00/100 Dollars ($516,548.00). Stockholder shall cause the Shares to be transferred electronically to the Company or the Company’s designee, and, promptly following such transfer, the Company shall deliver or cause to be delivered, by wire transfer to Stockholder, the consideration set forth in this Section 1.
     2. Representations of Stockholder. Stockholder hereby represents and warrants to the Company as of the date hereof as follows:
          2.1. Requisite Power and Authority. Stockholder has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. When executed and delivered, this Agreement will constitute a legal, valid, and binding obligation of Stockholder, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditor’s rights generally and by general equitable principles, whether enforcement is sought by proceedings in equity or at law.

          2.2. No Conflicts. The execution, delivery and compliance with, and performance of the terms and provisions of, this Agreement by Stockholder do not and will not (i) result in a violation of any law applicable to Stockholder, or (ii) result in a material breach of, conflict with or default under, any term or provision of any note, mortgage, bond, security agreement, loan agreement, guaranty, pledge or other instrument, contract, agreement or commitment to which Stockholder is a party or by which Stockholder or any of Stockholder’s assets or properties, including, without limitation, the Shares, are subject or bound, nor will such actions result in the creation of any lien, claim, charge or encumbrance on any of the Shares.
          2.3. Valid Title to Shares. Stockholder owns the Shares free and clear of any lien, pledge, charge, security interest, encumbrance, title retention agreement, adverse claim or restriction of any kind.
          2.4. Sufficient Information. Stockholder has had access to or the opportunity to review information about the Company in connection with sale and redemption of the Shares. Additionally, Stockholder has had the opportunity to ask questions and receive answers from the Company concerning the matters pertaining to this Agreement, and all such questions have been answered to the satisfaction of Stockholder.
          2.5. No Inducements. Neither the Company nor any other party has made any oral or written representation, inducement, promise or agreement to Stockholder in connection with the purchase and redemption of the Shares, other than as expressly set forth in this Agreement.
     3. Representations and Warranties of the Company. The Company hereby represents and warrants to Stockholder as follows:
          3.1. Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. The execution, delivery, and performance of this Agreement have been duly authorized by all necessary action on the part of the Company, and, when executed and delivered, this Agreement will constitute a legal, valid, and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditor’s rights generally and by general equitable principles, whether enforcement is sought by proceedings in equity or at law.
          3.2. No Conflict. The execution, delivery and compliance with, and performance of the terms and provisions of this Agreement by the Company do not and will not (i) result in a violation of any law applicable to the Company, or (ii) result in a material breach of, conflict with or default under, any term or provision of any note, mortgage, bond, security agreement, loan agreement, guaranty, pledge or other instrument, contract, agreement or commitment to which the Company is a party or by which the Company or any of the Company’s assets or properties are subject or bound.

     4. Trading Plans. Stockholder agrees not to adopt or institute for a period of at least eighteen (18) months from the Effective Date any Rule 10b5-1 trading plan with respect to any shares of the Company’s common stock beneficially owned by Stockholder.
     5. Indemnification. Each of the parties hereto agrees to defend, indemnify and hold harmless the other party from any and all actions, suits, proceedings, demands, claims, liabilities, obligations, losses, damages or expenses (including costs of litigation and reasonable attorneys’ fees) arising out of: (i) any breach of the representations and warranties of such party set forth in this Agreement, or (ii) the failure of such party to perform any of the covenants and agreements of such party hereunder.
     6. Further Instruments. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
     7. Miscellaneous.
          7.1. Amendment. This Agreement may not be altered or amended unless agreed to in writing by the parties hereto.
          7.2. Assignment. Neither this Agreement nor any of the rights or obligations of the parties hereunder shall be assignable by any party hereto without the prior written consent of the other.
          7.3. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.
          7.4. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement of the parties with regard to the specific subject matter hereof and supersedes all prior and contemporaneous written or oral agreements.
          7.5. Governing Law and Interpretation. This Agreement shall be interpreted in accordance with the laws of the State of Delaware. In the event of litigation involving a breach of this Agreement, then in addition to other remedies available to the prevailing party, the prevailing party in such litigation shall be entitled to reasonable attorneys’ fees and costs actually incurred.
          7.6. Headings. The headings, subheadings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.
          7.7. Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, then such provision shall be null and void but each other provision hereof not so affected shall be enforced to the full extent permitted by applicable law.
          7.8. Survival. All representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive the Agreement.

     7.9. Waiver. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person against whom the waiver is sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same or any other condition, promise, agreement or understanding at a future time.
(Signatures on following page.)

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals on the date first set forth above.

BUYER: CROWN CRAFTS, INC. a Delaware corporation
By:	/s/ Amy Vidrine Samson
Name:	Amy Vidrine Samson
Title:	Vice President and Chief Financial Officer

STOCKHOLDER:
/s/ E. Randall Chestnut
E. Randall Chestnut, Individually

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